SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 1, 1999


                           Berlitz International, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

          New York                       1-10390               13-355-0016
          --------                       -------               -----------
(State or other jurisdiction of   Commission File Number     (I.R.S. Employer
        incorporation)                                    Identification Number)

              400 Alexander Park, Princeton, New Jersey 08540-6306
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (609) 514-9650
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
               Former name, former address and former fiscal year,
                          if changed since last report

                                   Page 1 of 3
                             Exhibit Index on Page 3

Item 5.  Other Matters.

On July 1, 1999, Berlitz International, Inc., through its wholly owned subsidiary Berlitz Languages, Inc., entered into a license agreement (the "Agreement") with Children's Television Workshop ("CTW"). Pursuant to this license agreement, CTW has agreed to create and produce, at its expense, a television series, "Sesame English", which will initially consist of 52 15-minute episodes which will be complemented by instruction curricula and materials developed by Berlitz. The Agreement contemplates that initial broadcast of Sesame English will begin no later than year-end 2000 (Japan, China, Taiwan and Korea), 2001 (Germany, Spain, Holland, Austria, Poland and Russia) and 2002 (Latin America, United States and Canada). In addition, Berlitz was granted certain rights by CTW, including the exclusive right to use certain Sesame Street and Sesame English names, logos and characters in connection with language instructional products, services and schools.

The Agreement, covering an initial term of five years, provides for payments to CTW of $4 million at inception and an aggregate of $6 million in minimum guaranteed royalties paid in installments over the initial term of the agreement. In the event that Berlitz enters into any sublicenses or other third-party arrangements with a sublicensee for language instruction services in Japan, such minimum guaranteed royalties shall be reduced dollar for dollar, up to a maximum of $2 million, from CTW's share of payments from such Japanese sublicensees. If certain conditions are met, Berlitz may extend the Agreement for another five years in exchange for annual minimum guaranteed royalties equal to the greater of $2 million, or an amount equal to 80% of the royalties earned by CTW under the Agreement during the fifth year of the initial term.

The total worldwide children's language educational market is estimated to be approximately $4 billion. While it feels that this represents a significant revenue opportunity, Berlitz makes no forecast as to its ability to penetrate this market. As part of its CTW and general marketing efforts, Berlitz also plans to explore opportunities to expand its Internet business.

Item 7.  Financial Statements and Exhibits.

(c)   Exhibits.

1. License Agreement, dated as of July 1, 1999, between CTW and Berlitz Languages, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        BERLITZ INTERNATIONAL, INC.


Dated:  July 13, 1999                   By: /s/ Henry D. James
                                            ------------------
                                            Henry D. James
                                            Executive Vice President and
                                            Chief Financial Officer